As filed with the Securities and Exchange Commission on November 14, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BIOSITE INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	33-0288606
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9975 Summers Ridge Road
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN OF BIOSITE INCORPORATED
AMENDED AND RESTATED BIOSITE INCORPORATED 2002 NONQUALIFIED STOCK INCENTIVE PLAN
BIOSITE INCORPORATED AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Copies to:
Kim D. Blickenstaff	Frederick T. Muto, Esq.
Chairman and Chief Executive Officer	Jason L. Kent, Esq.
Biosite Incorporated	Cooley Godward llp
9975 Summers Ridge Road	4401 Eastgate Mall
San Diego, California 92121	San Diego, California 92121-1909
(858) 805-2000	(858) 550-6000
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (9)
Common Stock, $.01 par value, including related Series A Participating Preferred Stock Purchase Rights	715 shares	(2)	$58.80	(3)	$42,042	(3)	$4.95
Common Stock, $.01 par value, including related Series A Participating Preferred Stock Purchase Rights	25,000 shares	(2)	$53.69	(3)	$1,342,250	(3)	$157.98
Common Stock, $.01 par value, including related Series A Participating Preferred Stock Purchase Rights	426,830 shares	(2)	$53.38	(3)	$22,784,185	(3)	$2,681.70
Common Stock, $.01 par value, including related Series A Participating Preferred Stock Purchase Rights	247,455 shares	(4)	$57.45	(5)	$14,216,290	(5)	$1,673.26
Common Stock, $.01 par value, including related Series A Participating Preferred Stock Purchase Rights	9,313 shares	(6)	$61.00	(3)	$568,093	(3)	$66.86
Common Stock, $.01 par value, including related Series A Participating Preferred Stock Purchase Rights	32,500 shares	(6)	$67.69	(3)	$2,199,925	(3)	$258.93
Common Stock, $.01 par value, including related Series A Participating Preferred Stock Purchase Rights	50,000 shares	(6)	$56.89	(3)	$2,845	(3)	$0.33
Common Stock, $.01 par value, including related Series A Participating Preferred Stock Purchase Rights	50,000 shares	(6)	$55.23	(3)	$2,762	(3)	$0.33
Common Stock, $.01 par value, including related Series A Participating Preferred Stock Purchase Rights	258,187 shares	(7)	$57.45	(5)	$14,832,843	(5)	$1,745.83
Common Stock, $.01 par value, including related Series A Participating Preferred Stock Purchase Rights	300,000 shares	(8)	$57.45	(5)	$17,235,000	(5)	$2,028.56

(1)                                  Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also registers any additional shares of Registrant’s Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)                                  Represents shares reserved for issuance under stock options granted under the Amended and Restated 1996 Stock Incentive Plan of Biosite Incorporated (the “1996 Plan”).

(3)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933.  The price per share and the aggregate offering price are based upon the actual exercise price for the outstanding stock options.

(4)                                  Represents shares reserved for issuance for future grants under the 1996 Plan.

(5)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933.  The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on November 10, 2005, as reported on the Nasdaq National Market.

(6)                                  Represents shares reserved for issuance under stock options granted under the Amended and Restated Biosite Incorporated 2002 Nonqualified Stock Incentive Plan (the “2002 Plan”).

(7)                                  Represents shares reserved for issuance for future grants under the 2002 Plan.

(8)                                  Represents shares being registered in connection with anticipated subsequent increases in the number of shares reserved under the Biosite Incorporated Amended and Restated Employee Stock Purchase Plan (the “ESPP”) pursuant to an automatic adjustment provision contained within the ESPP.

(9)                                  Calculated by multiplying the proposed maximum aggregate offering price by 0.0001177.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective.

With respect to the 1996 Plan:

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “SEC”) on May 9, 1997 (File No. 333-26763), July 23, 1998 (File No. 333-59705), July 21, 1999 (File No. 333-83429), June 22, 2001 (File No. 333-63684), June 26, 2002 (File No. 333-91200), June 27, 2003 (File No. 333-106565) and June 28, 2004 (File No. 333-116904) are incorporated by reference in this Registration Statement.

With respect to the 2002 Plan:

Registrant’s Form S-8 Registration Statements filed with the SEC on November 26, 2002 (File No. 333-101477) and December 11, 2003 (File No. 333-111075) are incorporated by reference in this Registration Statement.

With respect to the ESPP:

Registrant’s Form S-8 Registration Statements filed with the SEC on February 11, 1997 (File No. 333-21537), July 23, 1998 (File No. 333-59701), June 22, 2001 (File No. 333-63682), June 27, 2003 (File No. 333-106565) and June 28, 2004 (File No. 333-116904) are incorporated by reference in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 9, 2005.

BIOSITE INCORPORATED

By	/s/ Kim D. Blickenstaff
Kim D. Blickenstaff
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kim D. Blickenstaff and Christopher J. Twomey, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Kim D. Blickenstaff	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 9, 2005
Kim D. Blickenstaff

/s/ Christopher J. Twomey	Senior Vice President, Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	November 9, 2005
Christopher J. Twomey

/s/ Timothy J. Wollaeger	Director	November 9, 2005
Timothy J. Wollaeger

/s/ Kenneth F. Buechler, Ph.D	Director, President and Chief Scientific Officer	November 9, 2005
Kenneth F. Buechler, Ph.D.

/s/ Anthony DeMaria, M.D.	Director	November 9, 2005
Anthony DeMaria, M.D.

/s/ Howard E. Greene, Jr.	Director	November 9, 2005
Howard E. Greene, Jr.

/s/ Lonnie M. Smith	Director	November 9, 2005
Lonnie M. Smith

EXHIBITS

Exhibit Number		Exhibit

4.1	(1)	Specimen Common Stock Certificate with rights legend.
5.1		Opinion of Cooley Godward LLP.
10.1	(2)	Amended and Restated 1996 Stock Incentive Plan of Biosite Incorporated.
10.2	(3)	Amended and Restated Biosite Incorporated 2002 Nonqualified Stock Incentive Plan.
10.3	(4)	Biosite Incorporated Amended and Restated Employee Stock Purchase Plan
23.1		Consent of independent registered public accounting firm.
23.2		Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1		Power of Attorney. Reference is made to page 6.

(1)	Incorporated by reference to the exhibit of the same number to Registrant’s Registration Statement on Form S-1 (File No. 333-17657).

(2)	Incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement filed on April 25, 2005.

(3)	Incorporated by reference to Exhibit 10.42 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2005, filed on November 9, 2005.

(4)	Incorporated by reference to Exhibit B to the Registrant’s Definitive Proxy Statement filed on April 27, 2004.